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                         SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, DC 20549


                                     FORM 8-K


                            CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported)      July 23, 1997
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                  Reinsurance Group of America, Incorporated
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            (Exact Name of Registrant as Specified in Its Charter)

                                     Missouri
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                  (State or Other Jurisdiction of Incorporation)


            1-11848                                    43-1627032
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     (Commission File Number)              (I.R.S. Employer Identification No.)

     660 Mason Ridge Center Drive, St. Louis, Missouri              63141
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      (Address of Principal Executive Offices)                    (Zip Code)

                                 (314) 453-7300
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             (Registrant's Telephone Number, Including Area Code)


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        (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.   OTHER EVENTS.

      On July 23, 1997, the Board of Directors declared a 3-for-2 stock split of the registrant's Common Stock. The stock split will be in the form of a stock dividend payable August 29, 1997 to stockholders of record on August 8, 1997. Fractional share interests will be settled in cash. As a result of the stock split, the number of shares outstanding will increase from 16,936,996 (as of July 28, 1997) to approximately 25,405,000. The Board also declared a quarterly cash dividend on post-split shares of $0.06 per share, payable August 29, 1997 to stockholders of record on August 8, 1997.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits.

      Exhibit 99.1  -  Press Release dated July 24, 1997.



                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    REINSURANCE GROUP OF AMERICA, INCORPORATED


Date:      July 28, 1997            By:     /s/ Jack B. Lay
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                                       Jack B. Lay
                                       Executive Vice President and Chief
                                       Financial Officer

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
                              EXHIBIT INDEX


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EXHIBIT NO.                    DESCRIPTION
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
  99.1                Press Release dated July 24, 1997
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